Exhibit 10.1

SETTLEMENT AGREEMENT

AND MUTUAL GENERAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (hereinafter the "Settlement Agreement" or the "Agreement"), is entered into as of the 8th day of August, 2017 (hereinafter the "Effective Date"), between and among Auctus Fund, LLC (hereinafter "Auctus" or the "Fund"), a Delaware limited liability company, on the one hand, and JPX Global, Inc. (hereinafter "JPEX" or the "Company"), a Nevada corporation (collectively hereinafter the "Parties"), on the other hand.

WHEREFORE, on or about July 22, 2016, the Company entered into a certain Securities Purchase Agreement (hereinafter the "SPA" or the "Purchase Agreement") and a certain Convertible Promissory Note (hereinafter the "Note") with the Fund;

WHEREFORE, also on or about July 22, 2016, the Company issued an Irrevocable Letter of Instruction to its Transfer Agent, Pacific Stock Transfer Company (hereinafter the "Transfer Agent") for the reservation of a sufficient number of reserve shares of JPEX for conversion by the Fund;

WHEREFORE, the Fund has alleged that the Company failed and refused to allow it to convert all or portions of the debt, as represented by the Note, into shares of common stock of JPEX, causing an Event of Default by the Company under the Purchase Agreement and the Note;

WHEREFORE, the Fund has filed an action in the United States District Court for the District of Massachusetts, styled as Auctus Fund, LLC v. JPX Global, Inc., et al., Dkt. No. 1:17- CV-10851-FDS (D. Mass.)(Saylor, 1)(hereinafter the "Litigation"), alleged, inter alia, breaches of the Purchase Agreement and the Note;

WHEREFORE, the Fund and the Company have determined it to be in their mutual interests to amicably resolve outstanding business matters, including any and all potential disputes, claims, and all matters which have been or could have been alleged by Auctus or, which have been or could have been alleged by the Company;

NOW THEREFORE, as of the Effective Date of this Agreement and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.       Settlement Purpose. The Parties agree and acknowledge that they understand that this Agreement is entered into solely for the purpose of avoiding the possible future expenses, burdens or distractions of a continuing dispute or litigation. The Parties further agree and acknowledge that the execution of this Settlement Agreement does not constitute an admission by any of the Parties of any liability of any kind or of any wrongdoing by any entity or individual, and the Parties each specifically deny any and all liability or wrongdoing.

2.       Consideration / Default Waiver and Conversion to Company Common Stock.

a)                  In consideration for the release, covenants, terms and conditions of this Settlement Agreement, the receipt and sufficiency of which is hereby acknowledged, the Company and the Fund agree to execute a certain Amendment No. 1 to the Convertible Promissory Note Issued on July 22, 2016 (hereinafter the "Amendment") as to the Note, and as contemporaneously executed herewith, in the form attached hereto as Exhibit A.

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b)                  In consideration for the release, covenants, terms and conditions of this Settlement Agreement, the receipt and sufficiency of which is hereby acknowledged, the Company agrees to irrevocably authorize and reserve Nine Hundred - Thirty - Three Million - Three Hundred -Thirty Three Thousand - Three Hundred - Thirty - Four (933,333,334) shares (hereinafter the "Settlement Shares") of the common stock of the Company (hereinafter the "Common Stock") for issuance upon conversion by the Fund of the amounts owed under the Note, in accordance with the terms of the Note (including but not limited to the beneficial ownership limitations contained in the Note), as contemporaneously executed herewith.

c)                  The Company agrees to deliver to the Transfer Agent, an irrevocable letter of instruction (hereinafter the "Irrevocable Letter of Instruction"), in the form attached hereto as Exhibit B, authorizing and instructing the Transfer Agent to reserve, issue and deliver such shares of the Company's Common Stock as contemplated herein, and for the full conversion of such Common Stock, and for the registration and issuance in the names of the registered holder, for the benefit of the Fund, of the securities as submitted for conversion or exercise.

d)                  Upon the Effective Date, the Company shall file and deliver such documents, instruments and/or otherwise to increase the amount of Common Stock in reserve to a sufficient amount to guarantee full availability for the conversion of the full amount of the Settlement Shares by the Fund.

e)                  The Company agrees and acknowledges that the ability of the Fund to convert the outstanding obligations in a timely manner is a material obligation of this Settlement Agreement and agrees to irrevocably authorize and instruct its Transfer Agent and such officers, directors and others to guarantee the availability of sufficient reserve shares of the Common Stock of the Company, of not less than Nine Hundred — Thirty — Three Million — Three Hundred — Thirty Three Thousand — Three Hundred — Thirty — Four (933,333,334) shares, to accommodate, at times relevant hereto, a Conversion Notice from the Fund, and without further action by the Company.

3.       General Release of All Claims by The Company.

a)       As of the Effective Date, JPX Global, Inc., on its own behalf and on behalf of its predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively the "HEX Releasors"), hereby release Auctus Fund, LLC, Auctus Private Equity Fund, LLC, Alfred Sollami, and Louis Posner, and their respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors. agents. representatives, employees. principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively hereinafter the "Auctus Releasees"), from any and all liability, actions, claims, damages, expenses or costs of whatever nature, including but not limited to compensatory damages, punitive damages, equitable relief and attorneys' fees and costs, related to or arising out of the Purchase Agreement, the Note and/or business relationship between and among the Fund and the Company. The Parties agree that this release of claims is intended to be a broadly construed "General Release" and includes any dispute, action or claim that is known or unknown to the JPEX Releasors, including but not limited to, claims based on a breach of an express or implied contract; breach of the covenant of good faith and fair dealing; any action arising in tort, including, but not limited to, securities fraud, fraud and deceit, negligent misrepresentation, libel, slander, defamation, and/or any other

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claims arising from intentional or negligent misconduct; and any and all other claims arising under Chapters 93A, or other Chapters of the Massachusetts General Laws, all as amended, and any other federal, state or local statute, law, or ordinance, concerning the terms and conditions of the Purchase Agreement, the Note and/or the business relationship, the performance under the Purchase Agreement, the Note and/or the business relationship; and any claim arising under common law or by public policy, except claims or proceedings necessary to enforce the provisions of this Agreement and claims that cannot be waived as a matter of law. It is understood and agreed that this Agreement constitutes a full and final release covering all known, unknown, anticipated and unanticipated injuries, debts, claims or damage that the JPEX Releasors have, which have arisen, or which may have arisen, in connection with the Purchase Agreement, the Note and/or the business relationship between the Fund and the Company, as well as those injuries, debts, claims or damages not known or disclosed which have arisen, or may have arisen, from said business dealings, up to the date that the JPEX Releasors sign this Agreement. This waiver and release does not include the Company's rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

b)                  The JPEX Releasors further waive any and all rights or benefits that the JPEX Releasors do not know or suspect to exist at the time of its execution of this Agreement which, if known by them, would have materially affected this Settlement with the Fund. The JPEX Releasors agree that this is a complete and final Settlement and specifically affirms their intention to release not only those claims against Auctus which they know about, but also those claims about which they do not know. The JPEX Releasors also stipulate and agree that the consideration provided pursuant to this Agreement is in full and complete satisfaction of any claims, including but not limited to such claims related to or arising out of the Purchase Agreement, the Note, and/or the Company's business relationship with the Fund, through and including the last day of the Effective Date.

c)                  The JPEX Releasors hereby agree to reaffirm this Agreement, and particularly the General Release as set forth in this Section 3, for the benefit of the Auctus Releasees. on the Second Effective Date, as defined in Section 4 of this Agreement below, and for the benefit of the Auctus Releasees.

THE JPEX RELEASORS UNDERSTAND THAT, BY ENTERING INTO THIS AGREEMENT, THEY NO LONGER HAVE THE RIGHT TO ASSERT ANY CLAIM, ARBITRATION OR LAWSUIT OF ANY KIND ATTEMPTING TO RECOVER MONEY OR ANY OTHER RELIEF AGAINST ANY AUCT US RELEASEE FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO ANY ACTS OR INJURIES RELATED TO OR ARISING OUT OF THE PURCHASE AGREEMENT, THE NOTE AND/OR THE BUSINESS RELATIONSHIP BETWEEN AND AMONG JPEX AND AUCTUS THROUGH THE EFFECTIVE DATE, EXCEPT AS INDICATED IN THE PREVIOUS PARAGRAPH.

d)       The JPEX Releasors, as may be applicable, acknowledges that they have been advised, in writing, to consult with an attorney of their choice prior to signing this Agreement. The JPEX Releasors further acknowledge that they have had the opportunity to consult with an attorney of their choice with respect to all terms and conditions set forth in this Agreement and to have the advice of counsel with respect to their decision to sign and enter into this Agreement. The JPEX Releasors, as may be applicable, acknowledge that the Fund has offered them sufficient time to consider the terms and conditions of this Agreement, to consult with counsel of their choice, and to decide whether to sign and enter into this Agreement.

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4.       General Release of All Claims by the Fund.

a)       As of no later than January 1, 2018 and upon the absence, inter alia, of any duties, responsibilities, and obligations of the Company for the benefit of the Fund, and upon the absence, inter alia, of any breach of this Agreement, including the Exhibits hereto, the Purchase Agreement and/or the Note (hereinafter the "Second Effective Date"), Auctus Fund, LLC, on its own behalf and on behalf of its predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively the "Auctus Releasors"), hereby release JPX Global, Inc., and its respective predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and their respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns (collectively hereinafter the "JPEX Releasees"), from any and all liability, actions, claims, damages, expenses or costs of whatever nature, including but not limited to compensatory damages, punitive damages, equitable relief and attorneys' fees and costs, related to or arising out of the Purchase Agreement, the Note and/or business relationship between and among the Fund and the Company. The Parties agree that this release of claims is intended to be a broadly construed "General Release" and includes any dispute, action or claim that is known or unknown to the Auctus Releasors, including but not limited to, claims based on a breach of an express or implied contract; breach of the covenant of good faith and fair dealing; any action arising in tort, including, but not limited to, securities fraud, fraud and deceit, negligent misrepresentation, libel, slander, defamation, and/or any other claims arising from intentional or negligent misconduct; and any and all other claims arising under Chapters 93A, or other Chapters of the Massachusetts General Laws, all as amended, and any other federal, state or local statute, law, or ordinance, concerning the terms and conditions of the Purchase Agreement, the Note and/or the business relationship, the performance under the Purchase Agreement, the Note and/or the business relationship; and any claim arising under common law or by public policy, except claims or proceedings necessary to enforce the provisions of this Agreement and claims that cannot be waived as a matter of law. It is understood and agreed that this Agreement constitutes a full and final release covering all known, unknown, anticipated and unanticipated injuries, debts, claims or damage that the Auctus Releasors have, which have arisen, or which may have arisen, in connection with the Purchase Agreement, the Note and/or the business relationship between the Fund and the Company, as well as those injuries, debts, claims or damages not known or disclosed which have arisen, or may have arisen, from said business dealings, up to the date that the Auctus Releasors sign this Agreement. This waiver and release does not include the Fund's rights to enforce this Agreement and any action or claim that cannot be waived as a matter of law.

b)               The Auctus Releasors further waive any and all rights or benefits that the Auctus Releasors do not know or suspect to exist at the time of its execution of this Agreement which, if known by them, would have materially affected this Settlement with the Fund. The Auctus Releasors agree that this is a complete and final Settlement and specifically affirms their intention to release not only those claims against JPEX which they know about, but also those claims about which they do not know. The Auctus Releasors also stipulate and agree that the consideration provided pursuant to this Agreement is in full and complete satisfaction of any claims, including but not limited to such claims related to or arising out of the Purchase Agreement, the Note, and/or the Fund's business relationship with the Company, through and including the last day of the Effective Date.

c)                The Auctus Releasors hereby agree to reaffirm this Agreement, and particularly the General Release as set forth in this Section 4, for the benefit of the JPEX Releases, on the Second Effective Date, as defined in Section 4 of this Agreement below, and for the benefit of the JPEX Releases.

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THE AUCTUS RELEASORS UNDERSTAND THAT, BY ENTERING INTO THIS AGREEMENT, THEY NO LONGER HAVE THE RIGHT TO ASSERT ANY CLAIM, ARBITRATION OR LAWSUIT OF ANY KIND ATTEMPTING TO RECOVER MONEY OR ANY OTHER RELIEF AGAINST ANY JPEX RELEASEE FOR ANY CLAIM, INCLUDING BUT NOT LIMITED TO ANY ACTS OR INJURIES RELATED TO OR ARISING OUT OF THE PURCHASE AGREEMENT, THE NOTE AND/OR THE BUSINESS RELATIONSHIP BETWEEN AND AMONG AUCTUS AND JPEX THROUGH THE EFFECTIVE DATE, EXCEPT AS INDICATED IN THE PREVIOUS PARAGRAPH.

d)              The Auctus Releasors, as may be applicable, acknowledges that they have been advised, in writing, to consult with an attorney of their choice prior to signing this Agreement. The Auctus Releasors further acknowledge that they have had the opportunity to consult with an attorney of their choice with respect to all terms and conditions set forth in this Agreement and to have the advice of counsel with respect to their decision to sign and enter into this Agreement. The Auctus Releasors, as may be applicable, acknowledge that the Fund has offered them sufficient time to consider the terms and conditions of this Agreement, to consult with counsel of their choice, and to decide whether to sign and enter into this Agreement.

5.                  Dismissal of the Litigation with Prejudice. Within sixty (60) days after the delivery of the Consideration and authorization for the conversion of the Settlement Shares, to the Fund, as set forth in Section 2 above, the Parties, through counsel, will cause a Stipulation of Dismissal with Prejudice, in the form attached hereto as Exhibit C, and with all rights of appeal waived, to he filed in the Litigation with the U.S. District Court for the District of Massachusetts. The Parties covenant and agree that they will instruct their counsel to cooperate in order to accomplish a full and final dismissal of the Litigation with prejudice.

6.                  Covenant Not to Sue. A -covenant not to sue" is a legal term which means that a Party promises not to file a lawsuit or other legal claim against the other Party. The Parties promise not to file a lawsuit, arbitration proceeding, administrative proceeding, or any other legal claim against the other Party's Releases. It is different from the Waiver and Release of All Claims contained in the section above. Besides waiving and releasing the claims covered by the Waiver and Release of All Claims, each Party agrees never to sue any of the other Party's Releases in any court, arbitration proceeding, administrative proceeding or otherwise, for any claim released in this Agreement. Notwithstanding this Covenant Not to Sue, either Party may bring a claim against the other Party to enforce this Agreement, and may bring any other claim that cannot legally be waived.

7.               Nondisparagement. Each Party on his/her/its own behalf and on behalf of their predecessors, parents, affiliates, subsidiaries, divisions, successors and assigns, and its respective trustees, officers, directors, agents, representatives, employees, principals, shareholders, heirs, executors, administrators, attorneys, and assigns agrees to refrain from disseminating, uttering or publishing (including, but not limited to, written, oral, or electronic publication) any disparaging, derogatory or negative statements, comments or remarks concerning the other Party. Each Party agrees to instruct its officers, staff and administrative personnel to refrain from uttering or publishing (including, but not limited to, written, oral, or electronic publication) any disparaging, derogatory or negative statements, comments, or remarks concerning the other Party.

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8.               Escrow / Agreement for Judgment. a) As security for its performance under the provisions of this Agreement, the Fund shall hold through its designated agent, Philip M. Giordano, Esq. as escrow agent (the "Escrow Agent"), a Complaint and Agreement for Judgment, in the forms attached hereto as Exhibits D and E (the "Escrowed Documents"). Upon an event of default or breach of this Agreement, the Fund shall be authorized to immediately release the Exhibits from escrow and file the Complaint and the Agreement for Judgment in the U.S. District Court for the District of Massachusetts. By this Agreement, the Company hereby designates John D. Thomas, Esq. (hereinafter "Registered Agent"), of the Law Offices of John D. Thomas, 11650 South State Street, Suite 240, Draper, Utah 84020, or at such address as the Registered Agent may, from time to time, establish, as its authorized agent for service of process of the Summons, Complaint, Agreement for Judgment and other such related filings thereto. Upon a claim of a breach, the Fund shall deliver a notice to the Escrow Agent of the event causing the alleged breach, with a copy (electronic, email, fax, or otherwise) to the Registered Agent. JPEX shall have five (5) business days to deliver its response notice to the Escrow Agent regarding such breach. A failure to timely respond by JPEX shall be deemed a waiver. The Escrow Agent may reasonably rely, in good faith, on such notices or may seek the court's determination of the existence of a breach.

b)       The Escrow Agent acts hereunder as a depositary only, is not taking title to the Escrowed Documents and is not responsible or liable in any manner whatsoever for any aspect of the management, maintenance or care of the Escrowed Documents. The Escrow Agent shall not be liable for acting upon any written notice, request, waiver, consent, receipt or other instrument or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that he shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done. The Escrow Agent's determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall be final and binding on the parties hereto and shall not subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper and incorrect. If, at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Documents, he shall be permitted to withhold action pending a determination by an arbitration panel or Court of his obligations. The Escrow Agent may resign at any time for any reason upon written notice given to the Parties of not less than ten (10) calendar days prior to its effectiveness. The Parties agree to indemnify and hold harmless the Escrow Agent for any act, taken in good faith. Nothing in this Agreement or in any Settlement Document precludes the Escrow Agent from representing, or continuing to represent, as counsel to Auctus, and JPEX expressly waives, directly and indirectly, any conflict of interest, actual or apparent, by the Escrow Agent acting in his capacity as counsel to Auctus. The Escrow Agent shall be under no obligation to institute or defend any actions, suits or legal proceedings in connection herewith or take any other action likely to involve him in expense unless first indemnified to his reasonable satisfaction.

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9.       Voluntary and Knowing Agreement. Each Party hereby warrants and represents that:

•              It is competent, as a matter of law, to enter into this Agreement;

•	It has been advised and encouraged in writing by the other Party to consult with an attorney before signing this Agreement;
•	It has consulted with an attorney before signing this Agreement;
•	It has relied on its own judgment and that of its counsel regarding the consideration for and language of this Agreement;

•              The signatories have been authorized, as necessary, to execute this Agreement;

•	It understands this document and has obtained answers to questions which it has raised about the document; and,
•	No statements made by any other Party have in any way coerced or influenced it to execute this Agreement.

10.              No Admission of Liability. It is agreed and understood that, by entering into this Agreement, there is no admission of liability or wrongdoing by any Party whatsoever. This Agreement arises solely from the Parties' desire to resolve expeditiously the Purchase Agreement, the Note, and/or the business relationship between and among Auctus and JPEX, on mutually beneficial terms and conditions, and to avoid any disputes or costs related thereto. The existence and execution of this Agreement shall not be considered, and shall not be admissible, in any proceeding as an admission by either Party.

11.              Termination of the Purchase Agreement, and Satisfaction of the Note. The Parties agree that. by no later than the Second Effective Date and upon the conversion of the entirety of the amount of the Settlement Shares, as provided herein, each Party agrees and acknowledges that the Purchase Agreement and the Note are, and shall be, immediately terminated, and shall have no further force and effect. Notwithstanding anything to the contrary contained in this Settlement Agreement, if the Company breaches any of the provisions contained in this Settlement Agreement, then the Fund, in the Fund's sole discretion, may terminate this Settlement Agreement (with the understanding that the Settlement Agreement shall have no further force and effect if terminated).

12.            Costs and Attorneys' Fees. The Company understands and agrees that it will be solely responsible for all attorneys' fees and expenses incurred by the Fund with respect to the Litigation or otherwise pertaining to any and all matters related hereto. The Fund understands and acknowledges that the Settlement Shares. as converted by the Fund pursuant to this Agreement, the Purchase Agreement and the Note are hereby deemed to include, but not be limited to, the attorneys' fees and costs of the Fund with respect to the Litigation and any and all matters related thereto.

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13.            Governing Law/Forum. This Agreement shall be construed in accordance with the laws, including the law of conflicts, of the State of Nevada, without reference to its conflicts/choice of law rules, and, where applicable, under federal law. Any controversy which may arise between the Parties relating to this Agreement, its enforcement or otherwise shall be brought in the federal or state courts, sitting in Boston, Suffolk County, Commonwealth of Massachusetts. The prevailing Party shall have the right, under this Agreement, to collect costs and/or reasonable attorneys' fees.

14.           Entire Agreement. This Agreement constitutes the complete understanding between and among JPEX and Auctus and supersedes all prior agreements and understandings, oral or written, between the Parties hereto, including but not limited to the Purchase Agreement and the Note. No other promises or agreements, either express or implied, shall be binding unless in writing and signed by the Parties after the execution of this Agreement.

15.           Severability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement. Upon any finding by a court of competent jurisdiction that any of the waivers or releases contained in this Agreement are illegal, invalid or unenforceable, the Parties agree, at the other Party's request, to execute promptly a waiver and release of comparable scope that is legal and enforceable.

16.           No Waiver. The failure of any of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

17.           Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by overnight delivery carrier of national reputation, sent by facsimile transmission (and immediately after transmission receipt of which has been confirmed by telephone by the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, sent by overnight delivery, or sent by facsimile transmission (and immediately after transmission receipt of which has been confirmed by telephone by the sender) or, if mailed, when confirmation of receipt has been received, as follows:

(I)       If to Auctus to:

Auctus Fund, LLC

101 Arch Street, Suite 2010 Boston, Massachusetts 02110 Attn: Alfred Sollami, Manager

With copies to:

Philip M. Giordano, Esq.

Giordano & Company, P.C.

REED & GIORDANO, P.A.

47 Winter Street, Suite 800

Boston, Massachusetts 02108-4774

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(ii)       If to the Company:

JPX Global, Inc.

Ann: Chene C. Gardner, Chief Executive Officer 11650 South State Street, Suite 240

Draper, Utah 84020

With copies to:

John D. Thomas, Esq.

Law Offices of John D. Thomas 11650 South State Street, Suite 240 Draper, Utah 84020

Any Party may, by notice given in accordance with this paragraph to the other Party, designate another address or person for receipt of notices hereunder.

18.              Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which together shall constitute one Agreement.

19.              Amendment. This Agreement may not be amended orally, but may only be amended by a written instrument signed by both Parties.

REMAINDER OF THIS PAGE INTENTIONAL LEFT BLANK

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THE FUND AND THE COMPANY ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND ARE VOLUNTARILY ENTERING INTO IT.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under as a sealed instrument, as of August 4, 2017.

AUCTUS FUND, LLC	JPX GLOBAL, INC.
By:
[Name and Title]
Dated:

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THIS AMENDMENT #1 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON JULY 22, 2016 (the "Amendment") is made effective as of August 8, 2017, by and between JPX Global, Inc., a Nevada corporation (the "Company"), and Auctus Fund, LLC, a Delaware limited liability company (the "Holder") (collectively the "Parties").

BACKGROUND

A. The Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on July 22, 2016, in the original principal amount of $166,000.00 (the "Note"); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Holder waives all existing events of default under Sections 3.2 and 3.10 of the Note.

2. The current outstanding principal balance of the Note shall be increased by $54,000.00 of principal.

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JPX Global, Inc.	**Auctus Fund, LLC**
By: ________________	By: ________________
Name: Chene C. Gardner	Name: Louis Posner
Title: Chief Executive Officer	Title: Managing Director

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[JPX GLOBAL, INC.]

August __, 2017

Pacific Stock Transfer Company
6725 Via Austi Parkway, Suite No. 300
Las Vegas, Nevada 89119

Re: Irrevocable Letter of Instruction

Ladies and Gentlemen:

JPX Global, Inc., a Nevada corporation (the "Company") and Auctus Fund, LLC (the "Investor") have entered into a Settlement Agreement, dated as of August 8, 2017 (the "Agreement") providing for the issuance of Nine Hundred – Thirty – Three Million – Three Hundred – Thirty Three Thousand – Three Hundred – Thirty – Four (933,333,334) shares of common stock (the "Common Stock") of the Company to be issued to the Investor upon the conversion(s) of a Convertible Promissory Note in the original principal amount of $166,000.00 (the "Note"), to the principal amount, as of the date hereof, of Two Hundred – Twenty Thousand and 00/100 ($220,000.00) Dollars (U.S.), together with attorneys' fees and costs, as due and owing to the Investor. The Note was originally issued on July 22, 2016.

A copy of the Settlement Agreement (hereinafter the "Agreement") and the Note, as amended, are attached hereto. You should familiarize yourself with your issuance and delivery obligations, as transfer agent, contained therein. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of the Company's Common Stock, (initially Nine Hundred – Thirty – Three Million – Three Hundred – Thirty Three Thousand – Three Hundred – Thirty – Four (933,333,334) shares) for issuance upon conversion of the Note, in accordance with the terms thereof. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company or the Investor.

The ability to convert in accordance with the terms of the Settlement Agreement and the Note, in a timely manner is a material obligation of the Company under the Agreements and the Note. Time is of the essence. Your firm is hereby irrevocably authorized and instructed to issue shares of common stock of the Company (without any restrictive legend as to the shares of Common Stock are held) to the Investor without any further action or confirmation by the Company (from reserve), but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below), you and the Company agree that a Conversion Notice must be completed using authorized, but unissued shares of Common Stock that the Company has in its treasury): (A) upon your receipt from the Investor of: (i) a notice of Conversion (the "Conversion Notice"), as executed by the Investor; and (ii) an opinion of counsel

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of the Investor, in form substance and scope customary for opinions of counsel in comparable transactions (and as reasonably satisfactory to the Transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Conversion Notice are not "restricted securities," as defined by Rule 144 and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued, pursuant to the Conversion Notice, is less than 4.99% of the total issued Common Stock of the Company. The Investor and the Company understand that Pacific Stock Transfer Company (the "Transfer Agent") shall be required to perform any issuances or transfers of shares pursuant to this letter unless the respective issuance or transfer of shares is prohibited by a valid court order. If the Company informs you that there is a court order prohibiting such issuances, then the Company must provide you with a certified copy of such court order prior to the issuance deadline for the respective conversion.

The Company hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. Your firm will not delay in processing any Conversion Notices owing to the fact that the Company is, or may be, in arrears of its payment of its fees and other monies owed to your firm, the Investor agrees to pay the cost of processing the Conversion Notice a sum not to exceed $150.00 (including any related cancellation and DWAC fees) for each such transaction.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that in the event that your company resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within no more than five (5) business days. The Company shall not terminate the Transfer Agent as the Company's transfer agent without a signed consent from the Investor.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made with the prior written consent of the Investor.

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Very truly yours,

JPX GLOBAL, INC.

By:______________________________
Name: Chene C. Gardner
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

PACIFIC STOCK TRANSFER COMPANY

By:______________________________
Name: ____________________________
Title: ____________________________

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UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	
v.	:	**Civil Action No. 1:17-CV-10851-FDS**
JPX GLOBAL, INC.,	:	
Defendant.	:	

STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, the Plaintiff, Auctus Fund, LLC (hereinafter the "Plaintiff") and the Defendant, JPX Global, Inc.(hereinafter the "Defendant," and, with the Plaintiff, the "Parties" and each a "Party"), hereby stipulate and agree to the dismissal of all claims, counterclaims, crossclaims or otherwise, that were brought, or could have been brought, against any Party in the above-captioned action. All rights of appeal are hereby waived and each Party shall bear its own costs and attorneys' fees.

Respectfully submitted,
PLAINTIFF, Auctus Fund, LLC,

By its Attorneys,

/s/ Philip M. Giordano
Philip M. Giordano, Esq. (BBO #193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: __________ ___, 2017

Respectfully submitted,
DEFENDANT, JPX Global, Inc.,

By its Attorneys,

/s/ John D. Thomas
John D. Thomas, Esq.
LAW OFFICE OF JOHN D. THOMAS
11650 South State Street, Suite 240
Draper, Utah 84020
Telephone: (801) 816-2536 (direct)
Telephone: (801) 816-2500 (office)
Facsimile: (801) 816-2599
Email: jthomas@acadiagrp.com

Dated: __________ ___, 2017

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CERTIFICATE OF SERVICE

I, Philip M. Giordano, do hereby certify that on the ___ day of ________, 2017, I caused to be served a true and correct copy of the Stipulation of Dismissal with Prejudice, as filed by and through the District Court's electronic filing/ECF system and that such true copy is available for downloading and viewing by all counsel of record, and by first class mail, postage prepaid, upon John D. Thomas, Esq., LAW OFFICE OF JOHN D. THOMAS, 11650 South State Street, Suite 240, Draper, Utah 84020, as counsel for the Defendant, JPX Global, Inc.,

Dated: __________ ___, 2017

/s/ Philip M. Giordano
Philip M. Giordano

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UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	
v.	:	Civil Action No. ________________
JPX GLOBAL, INC.,	:	
Defendant.	:	

COMPLAINT AND DEMAND FOR JURY TRIAL

I. INTRODUCTION

1. The Plaintiff, Auctus Fund, LLC, (hereinafter "Auctus" or the "Fund"), respectfully submits its Complaint and Demand for Jury Trial (hereinafter the "Complaint") against the Defendant, JPX Global, Inc. (hereinafter the "Company" or "JPEX") in the above-captioned action. The Plaintiff's allegations, as set out herein, are asserted for damages arising from, and resulting from the Defendant's violations of the following:

a) breach of contract.

2. The Plaintiff further alleges that, as a result and as caused by the Defendant's breaches of contract, Auctus has suffered lost revenue, lost profits and prospective business, together with its injuries and damages.

3. The Plaintiff respectfully requests that its causes of action against the Defendant proceed to a trial by jury, that judgment be entered against the Defendant and that Auctus be awarded its compensatory damages and losses, costs, interest, plus multiple and/or punitive

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damages, attorneys' fees, equitable and declaratory relief, and any such other relief as this Honorable Court deems just and appropriate.

II. PARTIES

4. The Plaintiff, Auctus Fund, LLC, is a Delaware limited liability company with its address at 101 Arch Street, 20th Floor, Boston, Suffolk County, Massachusetts 02110.

5. Upon information and belief, the Defendant, JPX Global, Inc., is a corporation, duly organized under the laws of the State of Nevada, Entity No. E0768122008-3 and Nevada Business ID NV20081472468, with headquarters located at 11650 South State Street, Suite 240, Draper, Utah 84020. The Defendant is a public corporation, trading under the symbol "JPEX," and is registered with the U.S. Securities and Exchange Commission and the various state securities authorities including but not limited to, upon information and belief, the Commonwealth of Massachusetts. Upon information and belief, Defendant JPEX's transfer agent is Pacific Stock Transfer Company (hereinafter "Pacific" or the "Transfer Agent"), located at 6725 Via Austi Pkwy #300, Las Vegas, NV 89119.

III. JURISDICTION AND VENUE

6. The Plaintiff asserts that this Honorable Court has jurisdiction over this action under 28 U.S.C. § 1332 because the Parties are of complete diversity and the amount in controversy exceeds $75,000.00.

7. The Plaintiff further contends that, pursuant to 28 U.S.C. § 1391(b), venue is proper in the District of Massachusetts in that, pursuant to the Transaction Documents (defined below), the Parties agreed that any and all disputes between and/or among them shall be brought, *inter alia*, in the federal court in the District of Massachusetts. Additionally, this Court is such District

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where the Plaintiff is headquartered and has its principal place of business, and is where the violative conduct described herein is alleged to have occurred.

8. This Court has personal jurisdiction, generally and specifically, over the Defendant by express terms of the Agreement (defined below) and the Transaction Documents, and as arising from its extensive business contacts, generally over time and specifically in its business dealings with the Plaintiff, within the Commonwealth of Massachusetts.

IV. FACTUAL BACKGROUND

9. On or about August 8, 2017, the Plaintiff and the Defendant executed a Settlement Agreement, with **Exhibits** thereto (hereinafter the "Agreement"), in the forms attached, restated and incorporated by reference hereto as **Exhibit 1**.

10. The Parties executed the Agreement in order to settle and resolve a pending litigation in this Honorable Court, styled as *Auctus Fund, LLC v. JPX Global, Inc.*, Dkt. No. 1:17-CV-108514-FDS (D. Mass.)(Saylor, J.)(hereinafter the "Prior Litigation").

11. Pursuant to the Agreement, *inter alia*, the Defendant agreed to authorize and reserve Nine Hundred – Thirty – Three Million – Three Hundred – Thirty Three Thousand – Three Hundred – Thirty – Four (933,333,334) shares (hereinafter the Settlement Shares") of the Company's common stock (hereinafter the "Common Stock") for issuance upon full conversion of the outstanding obligations of JPEX, in accordance with the terms of the Agreement, a certain Securities Purchase Agreement (hereinafter the "Purchase Agreement") and a certain Convertible Promissory Note (hereinafter the "Note") and a certain Amendment (hereinafter the "Amendment," collectively, *inter alia*, with the Purchase Agreement and the Note, as the "Transaction Documents"), in the principal amount of Two Hundred – Twenty and 00/100

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($220,000) Dollars (U.S.) and in the forms attached, restated and incorporated by reference hereto as **Exhibits 2, 3** and **4**.

12. As a material part of the Agreements, the Defendant agreed that an Agreement for Judgment for the Default Sum in the amount of Two Hundred Thousand and 00/100 ($200,000.00) Dollars (U.S.) was to be held in escrow, pending the authorization, reservation, issuance, and liquidation of the Settlement Shares, in the form attached, restated and incorporated by reference hereto as **Exhibit 5**. By the Agreement for Judgment and as provided in the Transaction Documents, the Defendant further agreed that until paid, the Default Sum shall continue to accrue the default interest rate of Twenty-Two and 00/100 (22.00%) percent per year.

13. The Defendant has breached the Agreement and the Transaction Documents, and is liable in the amount of Two Hundred Thousand and 00/100 ($200,000.00) Dollars (U.S.), with the default interest accruing at the rate of Twenty-Two and 00/100 (22.00%) percent per year.

14. By the Defendant's breach of the Agreements and the Transaction Documents, the Plaintiff has suffered damages in the amount of Two Hundred Thousand and 00/100 ($200,000.00) Dollars (U.S.), with the default interest accruing at the rate of Twenty-Two and 00/100 (22.00%) percent per year.

V. VIOLATIONS OF LAW

COUNT I – BREACH OF CONTRACT

15. The Plaintiff reasserts Paragraphs 1 through 14 of the Complaint, together with Exhibits, and restates and incorporates them herein by reference.

16. On or about August 8, 2017, the Plaintiff and the Defendant executed a Settlement Agreement as settlement of the Defendant's obligations in the Transaction Documents and as a

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resolution of the Prior Litigation, styled as *Auctus Fund, LLC v. JPX Global, Inc.*, Dkt. No. 1:17-CV-108514-FDS (D. Mass.)(Saylor, J.).

17. The Plaintiff performed its obligations under the Agreement and the Transaction Documents, and in good faith.

18. The Defendant, by its conduct described herein, has breached the Agreements and the Transaction Documents, breaching its contract with the Plaintiff.

19. As a direct and proximate cause of the Defendant's breaches of its contract, the Plaintiff has suffered damages in the amount of Two Hundred Thousand and 00/100 ($200,000.00) Dollars (U.S.), with the default interest accruing at the rate of Twenty-Two and 00/100 (22.00%) percent per year, to its detriment.

VI. REQUESTS FOR RELIEF

WHEREFORE, the Plaintiff, Auctus Fund, LLC, respectfully requests that this Honorable Court grant it the following relief:

a) Determine that the Defendant, JPX Global, Inc., is liable under Count I, for Breach of Contract, and for all damages, losses, and costs, as alleged herein;

b) Determine and award the Plaintiff, Auctus Fund, LLC, its damages in the amount of Two Hundred Thousand and 00/100 ($200.000.00) Dollars (U.S.), with the default interest accruing at the rate of Twenty-Two and 00/100 (22.00%) percent per year, as set forth herein;

c) Render a judgment on behalf of the Plaintiff, Auctus Fund, LLC, on all Counts of the Complaint, and issue findings of fact and rulings of law, as necessary and appropriate, that the Defendant, JPX Global, Inc., is liable, in all respects;

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d) Order, decide, adjudge, and determine that the liability of the Defendant, JPX Global, Inc., is for all losses, injuries, and damages, special, consequential, general, and/or otherwise, and for all interest and costs, as alleged herein;

e) Award the Plaintiff, Auctus Fund, LLC, its costs, including, but not limited to, filing fees, costs, expenses and interest, for being required to prosecute this action;

f) Award the Plaintiff, Auctus Fund, LLC, its actual attorneys' fees, for being required to prosecute this action;

g) Enter judgment on behalf of the Plaintiff, Auctus Fund, LLC, on the Complaint;

h) Order declaratory relief, as appropriate and as this Honorable Court deems necessary; and/or

i) Any additional relief which this Honorable Court deems just and proper.

THE PLAINTIFF, AUCTUS FUND LLC,
DEMANDS A TRIAL BY JURY ON ALL COUNTS SO TRIABLE

Respectfully Submitted,
PLAINTIFF, Auctus Fund LLC,

By its Attorneys,

Philip M. Giordano, Esq. (BBO No. 193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ______ __, 2017

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EXECUTED
SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASE

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UNITED STATES DISTRICT COURT
DISTRICT OF MASSACHUSETTS

AUCTUS FUND, LLC,	:	
Plaintiff,	:	
v.	:	**Civil Action No.** ________________
JPX GLOBAL, INC.,	:	
Defendant.	:	

AGREEMENT FOR JUDGMENT

WHEREFORE, the Plaintiff, Auctus Fund, LLC, and the Defendant, JPX Global, Inc., hereby stipulate and agree as follows:

j) Judgment shall enter on the Complaint, as filed by the Plaintiff, Auctus Fund, LLC, in the above-captioned matter;

k) the Defendant, JPX Global, Inc., is hereby liable under Count I, for Breach of Contract, and for all damages, losses, interest and costs, as alleged in the Complaint;

l) the Plaintiff, Auctus Fund, LLC, is hereby awarded its damages in the amount of Two Hundred Thousand and 00/100 ($200,000.00) Dollars (U.S.), with the default interest accruing at the rate of Twenty-Two and 00/100 (22.00%) percent per year and as alleged in the Complaint;

m) the Plaintiff, Auctus Fund, LLC, is hereby awarded its costs, including, but not limited to, filing fees, costs, expenses and interest, as hereinafter demonstrated by its filings with this Court, for being required to prosecute this action;

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n) the Plaintiff, Auctus Fund, LLC, is hereby awarded its attorneys' fees, as hereinafter demonstrated by its filings with this Court, for being required to prosecute this action;

o) The Plaintiff, Auctus Fund, LLC, is hereby awarded equitable, injunctive, declaratory and/or such other relief, as hereinafter demonstrated by its filings with this Court, as appropriate and as the Court deems necessary and proper; and/or

p) Any additional relief which this Honorable Court deems just and proper.

Respectfully Submitted,
PLAINTIFF, Auctus Fund LLC,

By its Attorneys,

____

Philip M. Giordano, Esq. (BBO No. 193530)
Giordano & Company, P.C.
REED & GIORDANO, P.A.
47 Winter Street, Suite 800
Boston, Massachusetts 02108-4774
Telephone: (617) 723-7755
Facsimile: (617) 723-7756
Email: pgiordano@reedgiordano.com

Dated: ______ __, 2017

Respectfully submitted,
DEFENDANT, JPX Global, Inc.,

By its Attorneys,

____

John D. Thomas, Esq.
Law Offices of John D. Thomas
11650 South State Street, Suite 240
Draper, Utah 84020
Telephone: (801) 816-2536 (direct)
Telephone: (801) 816-2500 (office)
Facsimile: (801) 816-2599
Email: jthomas@acadiagrp.com

Dated: ______ __, 2017

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